Exhibit 99.1

CENTRAL FEDERAL BANCSHARES, INC. COMMENCES DEREGISTRATION OF COMMON STOCK

WITH THE SECURITIES AND EXCHANGE COMMISSION

Rolla, Missouri, April 26, 2019 – Central Federal Bancshares, Inc. (the “Company”) (OTCBB: CFDB), the parent company of Central Federal Savings and Loan Association of Rolla, announced the filing of a Form 15 with the Securities and Exchange Commission (the “SEC”) to commence the process of terminating registration of the Company’s common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the Company’s obligations to file periodic reports with the SEC. As a result of the filing of the Form 15, the obligations of the Company to file periodic reports with the SEC, including Forms 10-K, 10-Q, and 8-K, are immediately suspended. As a savings and loan holding company, the Company is eligible to file the Form 15 because its common stock was held by fewer than 1,200 holders of record as of April 26, 2019 and upon the filing of the Form 15 with the SEC.

The Company expects that the process of terminating registration of its common stock will be completed and the deregistration will become effective 90 days after the date of the Form 15 filing with the SEC, which date is April 26, 2019. During this 90 day period, the Company and certain beneficial owners of the Company’s common stock will remain subject to the SEC’s proxy rules and beneficial ownership reporting requirements. Once the Form 15 deregistration becomes effective, the obligations of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, and proxy materials will be suspended for as long as the Company has fewer than 1,200 holders of record.

The Company’s board of directors has determined that the Company will benefit from deregistration by eliminating significant costs, including fees and expenses relating to preparing and filing periodic reports with the SEC. Deregistration will significantly reduce the time that management and other employees spend on preparing and overseeing those reports, allowing such individuals to devote more attention and effort to the Company’s operations and to focus on benefitting the business of the Company in general.

The board of directors of the Company indicated it intends to continue having proxy materials and annual reports containing financial statements prepared for the Company’s stockholders following completion of the deregistration. Central Federal Savings and Loan Association of Rolla will continue to report detailed quarterly financial results to its regulators.

About Central Federal

Central Federal Savings and Loan Association of Rolla is a federally chartered savings association serving the financial needs of its customers in Phelps, Dent, Texas, Crawford, Pulaski and Maries counties in Missouri. It conducts business from its office in Rolla, Missouri.

Information contained in this press release may be considered forward-looking in nature as defined by the Private Securities Litigation Reform Act of 1995 and is subject to various risks, uncertainties, and assumptions. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of Central Federal Bancshares, Inc. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are general economic conditions, either nationally or in the Company’s primary market area, that are worse than expected; changes in the interest rate environment that reduce the Company’s interest margins or reduce the fair value of financial investments; credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and in the Company’s allowance for loan losses and provision for loan losses; the Company’s ability to implement the Company’s strategic plans; and other factors as set forth in filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Contact:

William A. Stoltz, President and CEO,

Central Federal Bancshares, Inc.

Telephone: (573) 364-1024